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As filed with the Securities and Exchange Commission on February 10, 2000

Registration No. 333-20371

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MAGELLAN HEALTH SERVICES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	58-1076937 (I.R.S. Employer Identification No.)

6950 Columbia Gateway Drive
Columbia, Maryland
(410) 953-1000
(Address, including zip code, and telephone number, including area code of the registrant's principal executive offices)

Mark S. Demilio, Esq.
Executive Vice President and General Counsel
Magellan Health Services, Inc.
6950 Columbia Gateway Drive
Columbia, Maryland 21046
(410) 953-1000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Not applicable.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

EXPLANATORY NOTE

    This Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-20371) (the "Registration Statement") to remove from registration all of the securities registered under the Registration Statement. None of such securities were ever offered or sold, and the period during which an offering could have been made has terminated.

    The Registration Statement registered the offer and sale of 2,000,000 shares (the "Warrant Shares") of the Registrant's common stock, $.25 par value, that could have been offered for sale by and for the account of Rainwater-Magellan Holdings, L.P. ("Rainwater Holdings"). On January 25, 1996, Rainwater Holdings obtained the right to purchase the Warrant Shares upon the exercise of a warrant (the "Warrant"), which the Registrant issued to Rainwater Holdings in a private placement.

    The Warrant expired on January 25, 2000 without having been exercised. Accordingly, the Registrant will not issue any of the Warrant Shares to Rainwater Holdings, and Rainwater Holdings will not offer for sale any of the securities registered under the Registration Statement.

    Pursuant to Rule 478(a)(4) under the Securities Act, all persons who signed the Registration Statement conferred upon the Registrant the power to amend the Registration Statement to reduce the amount of securities registered in accordance with an undertaking contained in the Registration Statement. In Item 17 of the Registration Statement, the Registrant undertook to remove from registration by means of a post-effective amendment any of the registered Securities which remained unsold at the termination of the offering.

SIGNATURE

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Maryland, on the 9th day of February, 2000.

MAGELLAN HEALTH SERVICES, INC.
By: /s/ MARK S. DEMILIO Mark S. Demilio Executive Vice President and General Counsel

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EXPLANATORY NOTE
SIGNATURE